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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Tennessee Gas Pipeline Company (the "Company") on Form S-3
(File No. 333-63429) of our report dated March 9, 1999, on our audits of the consolidated financial statements and the financial statement schedule of the Company as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Houston, Texas
March 19, 1999